Exhibit 10.1

QUICKSILVER RESOURCES INC.

SEPARATION SETTLEMENT AND COMPLETE RELEASE AGREEMENT

Mark D. Whitley (hereinafter "Employee") and Quicksilver Resources Inc., for itself and its subsidiaries (hereinafter "Company") on this 31st day of August, 2005 have entered into this Separation Settlement and Complete Release Agreement (hereinafter "Agreement"). In exchange for the mutual promises, covenants and representations contained in this Agreement the Employee and Company agree as follows:

SECTION 1.

SEPARATION SETTLEMENT

Employee shall cease to be an Officer of the Company on August 26, 2005 and shall cease to be an employee as of close of business on August 31, 2005 (hereinafter "Separation Date").

As settlement for the Employee's Complete Release of any and all claims against the Company as set forth in Section 3 below, the Company will pay Employee in a lump sum the amount of $200,000 (hereinafter "Separation Settlement Payment"), less appropriate state and federal tax deductions on the first pay day following the expiration of the Revocation Period set forth in Section 8.

The Company will provide Employee with ten hours of out-placement assistance with the Whitney Smith Company to commence on August 31, 2005. Further details to be provided by Paula Holcombe. She can be reached at (817) 877-1338.

Employee agrees that the lump sum Separation Settlement Payment provided herein is more than he is entitled to receive under the Company's policies and procedures and he is not otherwise entitled to such lump sum payment by law or contract. Employee will not receive any other payments or benefits from the Company except for those fully vested on August 31, 2005 or as described herein.

SECTION 2.

POST-EMPLOYMENT BENEFITS

Employee shall receive in a lump sum any earned but unused vacation time less appropriate state and federal tax deductions in his September 15, 2005 pay check.

Information concerning COBRA Insurance Protection at the expense of the Employee as provided by applicable law and any other post-employment benefits will be covered in detail in a separate communication.

SECTION 3.

COMPLETE RELEASE

In exchange for the Separation Settlement Payment described in Section 1, Employee agrees to release (hereinafter "Complete Release") the following persons and entities from all claims or rights Employee may have (or which may arise before this Agreement becomes effective) based on the Employee's employment with the Company or the termination of that employment: the Company, all related companies, and with respect to each such entity, all of its past or present employees, directors, agents, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed above. This includes, but is not limited to, a release of any claims or rights Employee may have under the federal Age Discrimination in Employment Act of 1967, as amended, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended and the Civil Rights Act of 1991, which prohibit discrimination in employment based on race, color, national origin, religion or sex; The Americans With Disabilities Act of 1990, as amended, which prohibits discrimination against the disabled; or any and all other federal, state, local laws, regulations or ordinances prohibiting employment discrimination. Employee also releases any claims for wrongful discharge, for breach of an express or implied employment contract or personal injuries arising therefrom, if any. This Complete Release covers both claims that the Employee knows about and those he may not know about, but does not release any claims which arise after this Complete Release becomes effective. Employee represents that he has not filed or caused to be filed a lawsuit asserting any claims that are released in this Section. Further, the Employee agrees not to pursue any charges or commence any actions of any kind with any local, state or federal agency or state or federal court pertaining to the claims that are released in this Section. Excluded from this Complete Release are claims which cannot be waived by law, including, but limited to the right to file a charge with or participate in an investigation with the EEOC. Employee is waiving, however, any right to any monetary recovery or relief should the EEOC or any other agency pursue any claims on his behalf.

SECTION 4.

NON-ADMISSION OF LIABILITY

The Company enters into this Agreement to avoid the cost of defending against any possible lawsuit. By entering into this Agreement, the Company does not admit that it has done anything wrong.

The Employee enters into this Agreement as a resolution of all issues related to his separation from the Company. By entering into this Agreement, the Employee does not admit that he has done anything wrong.

SECTION 5.

CONSEQUENCES OF EMPLOYEE VIOLATION OF PROMISES

If Employee breaks Employee's promise in Section 3 of this Agreement and files a claim, charge or lawsuit based on legal claims that Employee has released, Employee will pay for all costs incurred by the Company, any related companies or the directors or employees of any of them, including reasonable attorney's fees, in defending against Employee's claim(s).

SECTION 6.

PERIOD OF REVIEW AND CONSIDERATION OF AGREEMENT

Employee acknowledges that Employee has been given a period of 21 days to review and consider this Agreement before signing it and that this period will expire at the close of business on September 21, 2005. Employee further understands that Employee may use as much of the 21-day period as he wishes prior to signing. If Employee desires to enter into this Agreement, he should sign it and deliver it to Anne Self, c/o Human Resources Department, 777 W. Rosedale, Fort Worth, Texas 76104 or fax it to (817) 665-5012 with hard copy to follow in the mail, before the close of business on September 21, 2005. The Agreement will then be effective and enforceable unless Employee revokes it by following the procedure in Section 8. If the Employee does not sign this Agreement and deliver it as provided herein before the close of business, September 21, 2005, this Agreement will not become effective or enforceable and Employee will not receive the benefits described in Section 1.

SECTION 7.

CONSULTATION WITH ATTORNEY

The Company has advised Employee to consult with an Attorney before signing this Agreement. Employee understands that whether or not to do so is Employee's decision. Any costs incurred by Employee as a result of consulting with an attorney must be paid by Employee.

SECTION 8.

EMPLOYEE'S RIGHT TO REVOKE AGREEMENT

Employee may revoke this Agreement within seven days of Employee's signing and delivering a written Revocation to the Company in the same manner described in Section 6. For this Revocation to be effective, written notice of Revocation must be received by the Company no later than close of business on the seventh day after the Employee signs and delivers this Agreement. If Employee revokes this Agreement it will not be effective or enforceable and Employee will not receive the benefits described in Section 1.

SECTION 9.

CONFIDENTIALITY

Employee is reminded of his obligations under the Code of Business Conduct and Ethics and the Employee Handbook of which he acknowledged receipt on October 6, 2004 and November 2, 2004, respectively and with which he has indicated compliance while actively employed. Employee acknowledges, that as an Employee of the Company, he has had access to proprietary and confidential information that directly or indirectly relates to the business of the Company and its affiliates. For the purposes of this Agreement, "Confidential Information" means all information about the Company and its affiliates obtained or developed by Employee while an employee of the Company and which the Company has requested be held in confidence or could reasonably be expected to desire to be held in confidence, or the disclosure of which would likely be disparaging or disadvantageous to the Company or any of its employees and directors but shall not include information already in the public domain. Employee agrees that Employee will not, without prior written consent of the Company or except pursuant to lawful process, (i) disclose to any person any Confidential Information, or (ii) take with the Employee any property of the Company, or any document or papers containing or relating to any Confidential Information, except for documents that the Company has agreed to in writing that the Employee may take. Any and all property belonging to the Company must be returned on August 31, 2005. In addition, for a period of 18 months from August 31, 2005, Employee agrees not to contact any present or former employee to discuss his separation from the Company, except Anne Self or Chris Cirone

As a material inducement to the Company to enter into this Agreement, Employee agrees for a period of 18 months from August 31, 2005 not to seek to employ or assist anyone else to employ any person who is an employee of the Company or any person who is a consultant or contractor to the Company or its affiliates. For purposes of this paragraph, employee, consultant or contractor shall mean an individual person who is, on or after August 31, 2005, employed or retained by the Company as an employee, consultant or contractor.

SECTION 10.

EQUITABLE REMEDIES

The Company and Employee agree that money damages may not be adequate to compensate for Employee's breach of Section 9. If such should occur, the Company will be entitled to a decree for specific performance or other appropriate remedy to enforce Employee's performance of Section 9.

SECTION 11.

ACKNOWLEDGMENTS

Employee acknowledges that he has carefully reviewed this document and fully understands it and has not relied on any representations or promises other than the representations and promises set forth herein. Further Employee acknowledges he is freely and voluntarily accepting the consideration described herein, without being in any way coerced to do so and he understands the consequences of signing this Agreement.

SECTION 12.

SEVERABILITY

The provisions of this Agreement are severable, that is, they may be considered separately. If any provision is found by a court to be unenforceable, the other provisions shall remain fully valid and enforceable.

SECTION 13.

WAIVER OF BREACH

The waiver by Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

SECTION 14.

TERMINATION AGREEMENT

Employee acknowledges that his employment with the Company has ended irrevocably and forever and will not be resumed at any time in the future.

SECTION 15.

GOVERNING LAW

This Agreement shall be governed by the laws of the State of Texas and the rights and obligations arising under this Agreement are performable in Tarrant County.

SECTION 16.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Employee and the Company. The Company has made no promises to the Employee other than those in this Agreement.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

QUICKSILVER RESOURCES INC., Company

/s/ Glenn Darden

Glenn Darden, President

ACCEPTED AND AGREED TO THIS 21 DAY OF SEPTEMBER, 2005

/s/ Mark D. Whitley

Mark D. Whitley, Employee